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                                                                       Exhibit 5


                               EXIDE CORPORATION
                          3600 Green Court, Suite 720
                           Ann Arbor, Michigan 48105


                                             December 20, 2000

Exide Corporation
3600 Green Court, Suite 720
Ann Arbor, Michigan 48105

               Re: Registration Statement on Form S-8 relating to 2,000,000 shares of Common Stock, par value $.01 per share, of Exide Corporation
                    ------------------------------------------------------------

Ladies and Gentlemen:

     I am the Executive Vice President, General Counsel and Secretary of Exide Corporation, a Delaware corporation (the "Company"), and have acted as such in connection with the registration of 2,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock") pursuant to the Company's Registration Statement on Form S-8 to which this opinion is attached as Exhibit 5 (the "Registration Statement"). Unless otherwise defined herein, terms capitalized herein but not defined herein shall have the meanings ascribed thereto in the Registration Statement.

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Registration S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Securities Act; (ii) a specimen certificate representing the Common Stock; (iii) the Restated Certificate of Incorporation of the Company, as presently in effect; (iv) the
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Exide Corporation
December 20, 2000
Page 2

     Restated By-laws of the Company, as presently in effect; (v) the Exide Corporation 2000 Broad-Based Stock Incentive Plan (the "Stock Incentive Plan"); (vi) certain resolutions of the Board of Directors of the Company relating to the Stock Incentive Plan and related matters; and (vii) such other documents as I have deemed necessary or appropriate as a basis for the opinion set forth below.

          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others. I have assumed that the certificates representing the Common Stock will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by me. I have also assumed that each award agreement setting forth the terms of each grant of options or other awards under the Stock Incentive Plan will be consistent with the Stock Incentive Plan and will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Common Stock delivered pursuant to the Plan will be in an amount at least equal to the par value of such Common Stock.

          Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when delivered and paid for in accordance with the terms of the Stock Incentive Plan, will be validly issued, fully paid and nonassessable.
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Exide Corporation
December 20, 2000
Page 3

          I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

                                   Very truly yours,

                                   /s/ John R. Van Zile, Esq.
                                   John R. Van Zile, Esq.
                                   Executive Vice President, General Counsel and Secretary